Exhibit 99.02

                                Southern Company
                              Financial Highlights
               (In Millions of Dollars Except Earnings Per Share)

                                               3 Months Ended March
                                               --------------------
                                                2006           2005
                                                ----           ----
                                               (Notes)        (Notes)

Consolidated Earnings-

(See Notes)
Retail Business                              $   194         $   233
Competitive Generation                            70              58
                                             -------         -------
  Total                                          264             291
Synthetic Fuels                                    9              22
Leasing Business                                   6               6
Parent Company and Other                         (17)              4
                                             -------         -------
Net Income                                   $   262         $   323
                                             =======         =======

Basic Earnings Per Share-(See Notes)         $  0.35         $  0.43

Operating Revenues                           $ 3,063         $ 2,787
Average Shares Outstanding (in millions)         742             744
End of Period Shares Outstanding (in millions)   742             745

Notes
-----
- Southern Company GAS completed the sale of substantially all of its assets on January 4, 2006 and is included in consolidated earnings in all periods as discontinued operations.
- For 3 months ended March 2006 and 2005, diluted earnings per share are not more than 1 cent per share and are not material.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.